Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-3 – Amendment no. 1 (File no. 333-169651) with respect to the audited consolidated financial statements of Triad Energy Corporation for the years ended December 31, 2008, 2007 and 2006.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ David T. Beule, CPA, CVA
Appalachian Basin CPAs, Inc.
Canton, Ohio
November 9, 2010